EXHIBIT 3.2

          BYLAWS OF RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.


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                                     BYLAWS
                                       OF
               RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                        (LAST AMENDED NOVEMBER 21, 1988)

ARTICLE I
                                     OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of The Corporation Trust Company at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said corporation shall be the registered agent of the Corporation in charge thereof.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, if any, President or Secretary, or by resolution of the Board of Directors.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

      A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 4. QUORUM. Except as otherwise required by Law, by the Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten or more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
                                    DIRECTORS

SECTION 1. NUMBER AND TERM. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors shall be as fixed at a number no less than three (3) and no more than six (6) by an affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify. A director need not be a stockholder.

SECTION 2. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If the office of any director becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of a majority of all the shares of stock outstanding and entitled to vote.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws, conferred upon or reserved to the stockholders.

SECTION 6. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.

      Except as otherwise provided herein, regular meetings of the directors may be held without notice at such places and times as shall be determined form time to time by resolution of the directors.

      Not less than two days' written notice shall be given for any regular or special meeting of the board relating to the issuance of stock of the Corporation, the removal of any member of the Executive Committee or the alteration or repeal of this provision.

      Special meetings of the board may be called by the Chairman of the Board, if any, President or by the Secretary on the written request of any director on at least two days' notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

      Notice of the time and place of any regular meeting which requires the giving of notice or each special meeting shall be sent to each member of the Board of Directors by telex, cable or facsimile transmission, addressed to him at his address as it appears on the records of the Corporation, or delivered to him personally, at least two days before the day on which the meeting is to be held.

      Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 7. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting form time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require the vote of a greater number.

SECTION 8. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board of such committee.

ARTICLE IV
                   EXECUTIVE, FINANCE AND OTHER COMMITTEES

SECTION 1. DESIGNATION, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors may in its discretion, by a resolution duly adopted by a majority of the whole board, designate an Executive Committee consisting of one or more directors and may in its discretion, by a resolution duly adopted by a majority of the whole board, designate a Finance Committee consisting of one or more directors. Each member of the Executive Committee or Finance Committee shall continue in office until his successor shall be designated, or until he shall cease to be a director, or until his death, resignation or removal, or until the dissolution of the Executive Committee or Finance Committee, as the case may be, in the manner provided in Section 3 of this Article IV.

SECTION 2. POWERS. Except as may be provided by law or by the resolution of designation, the Executive Committee, if designated, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, expressly including the power to declare a dividend or to authorize the issuance of stock, and including without limitation all powers expressly conferred on the Board of Directors by these Bylaws, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Except as may be provided by law or by the resolution of designation, the Finance Committee, if designated, shall have and may exercise all of the power of the Board of Directors in the management of the financial affairs of the Corporation, expressly including the power to fix and determine the terms and conditions of any series of bonds issued by the Corporation and to take any other action deemed necessary in connection with the authorization, execution, authentication and delivery of any series of Bonds, and shall have the power to authorize the sale of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, neither the Executive Committee nor the Finance Committee shall have power to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all, or substantially all of the Corporation's property and assets, or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

SECTION 3. RESIGNATION, REMOVAL OR DISSOLUTION. Any member of the Executive Committee or Finance Committee may resign at any time by giving written notice to the Chairman of the Board, if any, President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. Any member of the Executive Committee or Finance Committee may be removed at any time, either with or without cause, by a majority vote of the directors then in office, given at any meeting of the Board of Directors called for that purpose. The Board of Directors may, by a resolution duly adopted at any meeting, dissolve the Executive Committee or the Finance Committee.

SECTION 4. VACANCIES. If any vacancy shall occur in the Executive Committee or the Finance Committee by reason of death, resignation, removal or otherwise, such vacancy may be filled at any meeting of the Board of Directors or may be filled until the next meeting of the Board of Directors by the remaining members, if any, of the Executive Committee or the Finance Committee, as the case may be, whether or not he or they constitute a quorum.

SECTION 5. MEETINGS OF THE EXECUTIVE COMMITTEE. The Executive Committee may provide for the holding of regular meetings at such times and places (within or without the State of Delaware) as it may from time to time determine by resolution duly adopted at any meeting of the Executive Committee. A special meeting of the Executive Committee may be called at any time by the Chairman of the Board, if any, President or by any two members of the Executive Committee. Except as otherwise provided herein, no notice of any special or regular meeting need be given. Not less than two days' written notice shall be given for any regular or special meeting of the Executive Committee relating to the issuance of stock of the Corporation or the alteration or repeal of this provision. Notice of the time and place of each regular or special meeting which requires the giving of notice shall be sent to each member of the Executive Committee by telex, cable or facsimile transmission, addressed to him at his address as it appears on the records of the Corporation, or delivered to him personally, at least two days before the day on which the meeting is to be held. Any member of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting within the meaning of Section 6 of this Article IV, or for any other purpose. The Executive Committee shall keep minutes of its proceedings and shall report the same to the meeting of the Board of Directors held next after such proceedings are taken. The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper, not inconsistent with law, the Certificate of Incorporation or the Bylaws.

SECTION 6. QUORUM. At all meetings of the Executive Committee or the Finance Committee the presence in person of one-third of the members of the Executive Committee or the Finance Committee, as the case may be, shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, if a quorum shall be present, the act of a majority of the members present shall be the act of the Executive Committee or the Finance Committee, as the case may be. In the absence of a quorum, a majority of the members present, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time, until a quorum shall be present.

SECTION 7. OTHER COMMITTEES. The Board of Directors may in its discretion, by a resolution duly adopted by a majority of the whole board, designate such other committees as it may deem advisable. Each such committee shall consist of such number of directors as may be so designated, and shall have and may exercise such powers, and shall perform such duties, as may be delegated to it by resolution of the Board of Directors. The Board of Directors shall have power at any time to remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

SECTION 8. TEMPORARY COMMITTEE MEMBERS. In the absence of disqualification of any member of any committee created pursuant to this Article IV, the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

ARTICLE V
                                    OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, if any, a President, one or more Vice Presidents, if any, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders or the Board of Directors and shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation. Except as the Board of Directors shall authorize execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 3. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at meetings of stockholders and the Board of Directors in the absence or non-election of the Chairman of the Board. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe.

SECTION 4. VICE PRESIDENTS. The Vice President, or Vice Presidents, if any, shall have such duties as the Board of Directors, the President, or the Bylaws may from time to time prescribe.

SECTION 5. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

SECTION 6. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose request the meeting is called as provided in these Bylaws. he shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

SECTION 7. ASSISTANT VICE PRESIDENTS, ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors or the President.

ARTICLE VI
                                  MISCELLANEOUS

SECTION 1.  CERTIFICATES  OF STOCK.  A  certificate  of stock shall be issued
to  each   stockholder   certifying  the  number  of  shares  owned  by  such
stockholder in the Corporation.

SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors form time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 6. SEAL. The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. BORROWING. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

SECTION 10. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
                                 INDEMNIFICATION

      To the full extent permitted by law, the Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer, of the Corporation, or by reason of the fact that he is or was servicing at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, of any type or kind, domestic or foreign, against expenses, including attorneys' fee, judgments, fines, and amounts paid in settlement, actually and reasonably incurred as result of such action, suit or proceeding.

ARTICLE VIII
                                   AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal of Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors, if notice of the proposed alteration or repeal of Bylaw or Bylaws to be made is contained in the notice of such regular or special meeting.

                                                                    EXHIBIT 31.1

             CERTIFICATION PURSUANT TO RULE 13A-14(D)/15D-14(D)
                  UNDER THE SECURITIES EXCHANGE ACT OF 1934
I, Anthony N. Renzi, certify that:
1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of RFMSI Series 2006-S1 Trust (the "Exchange Act periodic reports");
2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
4. I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and
5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

   In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: HSBC Mortgage Corporation (USA), Wells Fargo Home Mortgage, Inc. and U.S. Bank National Association.

Date:  March 26, 2007

By:  /s/ Anthony N. Renzi
    Name:  Anthony N. Renzi
    Title:    Managing Director